EXHIBIT A


------------------------------- ------------- ---------------- -----------------
                                 EXPENSE CAP
                                (% OF AVERAGE
NAME OF FUND                     NET ASSETS)   EFFECTIVE DATE  EXPENSE CAP TERM
------------------------------- ------------- ---------------- -----------------
First Trust Preferred               1.15%     January 11, 2011 February 28, 2020
Securities and Income Fund
------------------------------- ------------- ---------------- -----------------
First Trust/Confluence              1.35%     January 11, 2011 February 28, 2020
Small Cap Value Fund
------------------------------- ------------- ---------------- -----------------
First Trust Short Duration          1.00%     November 1, 2012 February 28, 2020
High Income Fund
------------------------------- ------------- ---------------- -----------------
First Trust AQA(R) Equity Fund      1.35%     November 6, 2015 February 28, 2020
------------------------------- ------------- ---------------- -----------------